                                                                   EXHIBIT 10.25
                              AMENDED AND RESTATED
                               FINANCING AGREEMENT




                       THE CIT GROUP/BUSINESS CREDIT, INC.

                         (AS LENDER AND AS SENIOR AGENT)


                                       AND

                           BASIC ENERGY SERVICES, INC.

                               (FORMERLY KNOWN AS
                           SIERRA WELL SERVICE, INC.)

                                    (COMPANY)


                           DATED AS OF: JUNE __, 2000

                                TABLE OF CONTENTS

SECTION 1.  Definitions...........................................................................................1

SECTION 2.  Conditions Precedent.................................................................................13

SECTION 3.  Revolving Loans......................................................................................17

SECTION 4.  Term Loan............................................................................................19

SECTION 5.  Letters of Credit....................................................................................20

SECTION 6.  Collateral...........................................................................................22

SECTION 7.  Representations, Warranties and Covenants............................................................25

SECTION 8.  Interest, Fees and Expenses..........................................................................35

SECTION 9.  Powers...............................................................................................40

SECTION 10.  Events of Default and Remedies......................................................................40

SECTION 11.  Termination.........................................................................................43

SECTION 12.  Miscellaneous.......................................................................................43



EXHIBITS

         Exhibit A - Form of Term Loan Promissory Note
         Exhibit B - Form of Guaranty Agreement
         Exhibit C - Form of Pledge Agreement
         Exhibit D - Form of Security Agreement



SCHEDULES

         Schedule 1 - Existing Liens
         Schedule 2 - Collateral Locations and Chief Executive Office




                                      i Amended and Restated Financing Agreement

                    AMENDED AND RESTATED FINANCING AGREEMENT


         Pursuant to this Amended and Restated Financing Agreement dated as of June ____, 2000, THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as a lender and as senior agent (hereinafter "CITBC"), with offices located at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, a term loan and other financial accommodations to BASIC ENERGY SERVICES, INC., a Delaware corporation formerly known as Sierra Well Service, Inc. (herein, the "Company"), a Delaware corporation with its chief executive office at 406 North Big Spring, Midland, Texas 79701.

         Whereas, the Company has entered into that certain Senior Loan Agreement dated as of March 31, 1999 among the Company, as Borrower, the Senior Lenders named in the Agreement, and Joint Energy Development Investments II Limited Partnership ("JEDI"), as Senior Agent, relating to a $24,408,000 Senior Loan Facility, as amended by the First Amendment to Loan Agreement effective as of March 21, 2000 ("EXISTING SENIOR DEBT");

         Whereas, JEDI has transferred the Existing Senior Debt to ENA CLO I Holding Company I, L.P. ("HOLDING COMPANY');

         Whereas, Holding Company has transferred the Existing Senior Debt to CITBC pursuant to that certain Assignment and Transfer of Debt and Liens dated the date hereof;

         Whereas, (a) the Existing Senior Debt is hereby amended, extended, consolidated, renewed, modified, superseded, replaced, and refinanced pursuant to this Financing Agreement which is intended to, and does hereby, amend, extend, consolidate, renew, modify, supersede, replace and refinance, the Existing Senior Debt in its entirety but does not extinguish the Existing Senior Debt; (b) the Line of Credit and the Term Loan (as hereinafter defined) amend, extend, consolidate, renew, modify, supersede, substitute for, and refinance in its entirety, but do not extinguish, the Existing Senior Debt; (c) this Financing Agreement and the transactions evidenced hereby do not constitute a novation; and (d) the security interests and liens securing payment and performance of the Existing Senior Debt shall extend to fully secure payment and performance of the Obligations, with the same priority.


SECTION 1.  DEFINITIONS

In addition to the terms defined above, the following terms shall have the following respective meanings:

         ACCOUNTS shall mean, with respect to any Loan Party, all of that Loan Party's now existing and future: (a) accounts (as defined in the UCC) and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC), including, without limitation, all accounts created by or arising from all of the Loan Party's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Loan Party's trade names or styles, or through any of the Loan Party's divisions; (b) any and all instruments (as defined in the UCC), documents (as defined in the UCC), contract rights and chattel paper (as defined in the UCC); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and


                                        Amended and Restated Financing Agreement
credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

         ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent (85%).

         ACQUISITIONS shall mean, collectively, the Asset Acquisition and the Stock Acquisition.

         ACQUISITION SUBSIDIARIES mean, collectively, the following: (i) Turn Around Trucking, Inc.; (ii) Sundown Operating, Inc. d/b/a Sundown Well Service;
(iii) Eunice Well Servicing Co., Inc.; (iv) Gold Star Service Company, Inc.; (v) Harrison Well Service, Inc.; and (vi) Kerby Brothers, Inc. d/b/a Kerby Well Service.

         ADMINISTRATIVE MANAGEMENT FEE shall mean the sum of $40,000 which shall be paid to CITBC in accordance with SECTION 8, PARAGRAPH 17 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses) of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

         ANNIVERSARY DATE shall mean the date occurring three (3) years from the date hereof.

         ASSET ACQUISITION shall mean the acquisition of (i) the assets used in the business operated under the name Trinity Services pursuant to the Asset Purchase Agreement dated as of February 10, 2000, between the Company and William K. Durham d/b/a Trinity Services; and (ii) the assets of Gold Star SWD, Ltd., Co., a New Mexico limited liability company, pursuant to the Acquisition Agreement dated as of March 14, 2000, between the Company and the sellers named therein relating to the acquisition of the capital stock of Gold Star Service Company, Inc., a New Mexico corporation, and the assets of Gold Star SWD, Ltd. Co., a New Mexico limited liability company.

         AVAILABILITY shall mean at any time the excess (if any) of (a) the product of (i) Eligible Accounts Receivable; multiplied by (ii) the Accounts Receivable Advance Percentage; over (b) the sum of (x) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans and Letters of Credit, but excluding the Term Loan; and (y) the Availability Reserve.

         AVAILABILITY RESERVE shall mean any reserve which CITBC may require from time to time pursuant to this Financing Agreement, including, without limitation, reserves for Letters of Credit pursuant to SECTION 5, PARAGRAPH 5.

         BUSINESS DAY shall mean any day that CITBC is open for business in New York, New York and Dallas, Texas, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or the State of Texas; or (ii) a day on which banking institution chartered by the state of New York, or the State of Texas or the United States are legally required to close.

         CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Loan Parties during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the Consolidated Balance Sheet.

         CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in any Loan Party's business operations.




                                      2 Amended and Restated Financing Agreement

         CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the Consolidated Balance Sheet.

         CHASE BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.

         CHASE BANK RATE LOAN shall mean those Revolving Loans and Term Loan for which the Company has elected to use the Chase Bank Rate for interest rate computations.

         CITBC COMMITMENT LETTER shall mean the Commitment Letter dated May 24, 2000 issued by CITBC to, and accepted by, the Company.

         CLOSING DATE shall mean the date on or after the date hereof upon which
(i) this Financing Agreement has been duly executed by the parties hereto and delivered to CITBC; and (ii) all Conditions Precedent set forth in SECTION 2 hereof have either been met to CITBC's satisfaction or waived by CITBC.

         COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Investment Property, Real Estate and Other Collateral of the Loan Parties.

         CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Company and its Subsidiaries eliminating all inter-company transactions and prepared in accordance with GAAP, subject to year-end adjustments.

         CONSOLIDATING BALANCE SHEET shall mean an individual balance sheet for each of the Loan Parties, showing all eliminations of inter-company transactions and prepared in accordance with GAAP, subject to year-end adjustments.

         CONTRACT RATE shall mean the applicable rate of interest computed as set forth in SECTION 8, PARAGRAPHS 1, 2, 3(a) and 4 of this Financing Agreement.

         CUSTOMARILY PERMITTED LIENS shall mean:

         (a) liens of local or state authorities for franchise or other like Taxes provided the aggregate amounts of such liens shall not exceed $100,000 in the aggregate at any one time;

         (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;



                                      3 Amended and Restated Financing Agreement

         (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate in the aggregate (x) do not materially interfere with the occupation, use or enjoyment by the Company in its business of the property so encumbered and (y) in the reasonable business judgment of CITBC do not materially and adversely affect the value of such Real Estate;

         (e) deposits made to secure liabilities to insurance carriers under insurance or self-insurance arrangements;

         (f) liens securing reimbursement obligations under letters of credit, provided in each case that such liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit; and

         (g) except with respect to any Depository Account, banker's liens and rights of set-off and recoupment with respect to deposit accounts.

         DEBTOR LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar laws, whether state or federal, affecting creditors' rights.

         DEEDS OF TRUST shall mean those certain Deeds of Trust, Security Agreement, Fixture Filing, and Assignment of Rental executed by the Company and by , respectively, in favor of Jeffrey L. Curtis, as trustee, for the benefit of CITBC, to be recorded in the Real Property Records of certain counties the States of Texas and [New Mexico].

         DEFAULT shall mean any event specified in PARAGRAPH 1 OF SECTION 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the lesser of (a) the Maximum Legal Rate; or (b) the sum of (i) two percent (2%), plus (ii) the applicable Contract Rate of interest based upon the applicable increment over the Chase Bank Rate as determined under SECTION 8 hereof, which CITBC shall be entitled to charge the Company on all Obligations due CITBC to the extent provided in SECTION 10, PARAGRAPH 2 of this Financing Agreement.

         DEPOSITORY ACCOUNTS shall have the meaning specified in SECTION 3, PARAGRAPH 4 hereof.

         DOCUMENTATION FEE shall mean (i) an amount equal to the fees and expenses (including legal fees and expenses of both in-house and outside attorneys) incurred by CITBC in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses; and
(ii) CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

         DOCUMENTS OF TITLE shall mean with respect to any Loan Party, all of that Loan Party's present and future documents (as defined in the UCC) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.



                                      4 Amended and Restated Financing Agreement

         EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit, which date is prior to the Anniversary Date, or if this Financing Agreement is not terminated on the Anniversary Date, March 31, 2004.

         EARLY TERMINATION FEE shall: (i) mean the fee CITBC is entitled to charge in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date, or as applicable, March 31, 2004; and (ii) be determined by multiplying the Line of Credit by (x) three percent (3%) if the Early Termination Date occurs on or prior to one (1) year after the Closing Date; (y) two percent (2%) if the Early Termination Date occurs after one (1) year after the Closing Date but prior to two (2) years after the Closing Date; and (z) one percent (1%) if the Early Termination Date occurs at any time thereafter prior to the Anniversary Date, or as applicable, March 31, 2004.

         EBITDA shall mean, in any period, calculated on a consolidated basis in accordance with GAAP for the Company and its Subsidiaries, all net income or net loss of the Company and its Subsidiaries before all (i) interest and tax obligations; (ii) depreciation; and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

         ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Trade Accounts Receivable that are subject to a valid, exclusive, fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding); and (b) reserves for: (i) sales to the United States of America or to any agency, department or division thereof; (ii) foreign sales other than sales; (x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency; or (y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed [$__________] in the aggregate at any one time; (iii) accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contras; (v) sales to Parent, any Subsidiary, or to any company affiliated with the Company or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is (a) insolvent; (b) the debtor in any proceedings under any Debtor Laws; (c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts; or (d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC;
(viii) all sales to any customer if fifty percent (50%) or more of either (x) all outstanding invoices; or (y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date; (ix) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; and (x) an amount representing, historically, returns, discounts, claims, credits and allowances.

         EQUIPMENT shall mean, with respect to any Loan Party, all of that Loan Party's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

         ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.



                                      5 Amended and Restated Financing Agreement

         EVENT(s) OF DEFAULT shall have the meaning provided for in SECTION 10 of this Financing Agreement.

         EXISTING SENIOR DEBT shall have the meaning assigned thereto in the recitals set forth above.

         FINANCING AGREEMENT shall mean this Amended and Restated Financing Agreement, as amended, modified, supplemented, or restated from time to time.

         FISCAL QUARTER shall mean each three (3) month period ending on March 31, June 30, September 30, and December 31of each year.

         FISCAL YEAR shall mean each twelve (12) month period commencing on January 1of each year and ending on the following December 31.

         FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio determined by dividing (i) the amount equal to the difference of: (a) EBITDA, minus (b) non-financed Capital Expenditures; by (ii) the sum of: (v) Interest Expense, plus (w) the principal component of obligations in respect of Capital Leases repaid or, if not repaid scheduled to be repaid, plus (x) the amount of principal repaid or, if not repaid, scheduled to be repaid, on the Term Loan, the Subordinated Debt, and Indebtedness secured by Permitted Encumbrances and Permitted Indebtedness of the type described in CLAUSE (VI) of the definition thereof, plus, (y) all federal, state, and local income tax expenses due and payable by the Company and its Subsidiaries, plus (z) all cash dividends paid or, if not paid, scheduled to be paid, on account of the Standby Preferred Stock.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

         GENERAL INTANGIBLES shall have the meaning set forth in the UCC and shall include, with respect to each Loan Party, without limitation, all of that Loan Party's present and future right, title, and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

         GOVERNMENTAL AUTHORITY shall mean any applicable (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality; or
(b) central bank.

         GUARANTORS shall mean each Subsidiary, and its permitted successors and assigns.

         GUARANTY AGREEMENT shall mean a guaranty agreement satisfactory in form and substance to CITBC, to be executed by each Guarantor.

         HOLDING COMPANY shall mean ENA CLO I Holding Company I, L.P.

         INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory; or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.



                                      6 Amended and Restated Financing Agreement

         INTEREST EXPENSE shall mean, without duplication, total consolidated interest obligations (paid or accrued) of the Company and its Subsidiaries, determined in accordance with GAAP on a basis consistent with the latest audited statements of the Company.

         INVENTORY shall mean, with respect to any Loan Party, all of that Loan Party's present and hereafter acquired inventory (as defined in the UCC including, without limitation all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production, from raw materials through work-in-process to finished goods, and all proceeds thereof of whatever sort.

         INVESTMENT PROPERTY shall mean, with respect to any Loan Party, all of that Loan Party's present and hereafter acquired investment property (as defined in the UCC), including, but not limited to, pledged stock of the Acquisition Subsidiaries and any other of the Loan Party's subsidiaries, and all additions, substitutions and replacements thereof, and all products and proceeds thereof of whatever sort.

         ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

         LEGAL REQUIREMENTS shall mean all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Company.

         LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

         LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Company under SECTION 8, PARAGRAPH 12 of this Financing Agreement for: (i) issuing the Letter of Credit Guaranty; or (ii) otherwise aiding the Company in obtaining Letters of Credit.

         LETTER OF CREDIT SUB-LINE shall mean $1,000,000 in the aggregate.

         LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Libor Period, a rate of interest equal to at CITBC's election: (i) the applicable Libor quoted to CITBC by The Chase Manhattan Bank (or any successor thereof); or (ii) the rate of interest determined by CITBC at which deposits in U.S. dollars are offered for the relevant Libor Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Libor Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Libor Period, the arithmetic mean of all such rates (as determined by CITBC) will be the rate used; divided by a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements applicable to CITBC in effect on the day which is two (2) Business Days prior to the beginning of such Libor Period.

         LIBOR LOAN shall mean those Revolving Loans and Term Loan for which the Company has elected to use Libor for interest rate computations.



                                      7 Amended and Restated Financing Agreement

         LIBOR PERIOD shall mean:

         (a) with respect to any initial request by the Company for a Libor Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a Libor Loan and ending one, two or three months thereafter, as applicable; and

         (b) thereafter with respect to any continuation of, or conversion to, a Libor Loan, at the option of the Company, any one month, two month or three month period commencing on the last day of the immediately preceding Libor Period applicable to such Libor Loan and ending one, two or three months thereafter, as applicable; provided that, the foregoing provisions relating to Libor Periods are subject to the following:

                  (i) If any Libor Period would otherwise end on a day which is not a Working Day, that Libor Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Libor Period shall end on the immediately preceding Working Day;

                  (II) Any Libor Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Libor Period) shall end on the last Working Day of a calendar month; and

                  (III) For purposes of determining the availability of Libor Periods, such Libor Periods shall be deemed available if (x) The Chase Manhattan Bank quotes an applicable rate or CITBC determines Libor, as provided in the definition of Libor, (y) the Libor determined by The Chase Manhattan Bank or CITBC will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at Libor, for such Libor Period, and (z) such Libor Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Libor Period shall be unavailable in accordance with the foregoing sentence, the Company shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

         LINE OF CREDIT shall mean the commitment of CITBC to make Revolving Loans pursuant to SECTION 3 of this Financing Agreement and to assist the Company in opening Letters of Credit pursuant to SECTION 5 of this Financing Agreement, in an aggregate amount equal to $10,000,000.

         LINE OF CREDIT FEE shall mean the fee due CITBC at the end of each month for the Line of Credit calculated as the product of (a) one-half of one percent (.50%) multiplied by the quotient obtained from (i) the number of days in said month; divided by (ii) 360; multiplied by (b) the sum of (i) the Revolving Line of Credit; minus (ii) the sum, for said month; of (x) the average daily balance of Revolving Loans; plus (y) the average daily balance of Letters of Credit outstanding for said month.

         LOAN DOCUMENTS shall mean this Financing Agreement, the Security Documents, the Guaranty, the Subordination Agreement, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

         LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of SECTION 8, PARAGRAPH 16 of this Financing Agreement.



                                      8 Amended and Restated Financing Agreement

         LOAN PARTIES shall mean, as of any date, the Company and each Guarantor, and Loan Party shall mean any one of the Loan Parties.

         MANDATORY PREPAYMENT shall: (i) mean the amount by which the Company must prepay the Term Loan on or before March 31st of the next succeeding Fiscal Year; and (ii) be determined as set forth in SECTION 4, PARAGRAPH 6 of this Financing Agreement.

         MAXIMUM LEGAL RATE shall mean the maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement by CITBC in accordance with applicable state or federal law (whichever provides for the highest permitted rate), taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Legal Rate" then that term means the "weekly ceiling" from time to time in effect under Texas Finance Code ss.303.305. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligations.

         OBLIGATIONS shall mean: (a) all loans and advances made or to be made by CITBC to any Loan Party or to others for any Loan Party's account under any Loan Document (including, without limitation, all Revolving Loans, Letters of Credit and Term Loan); and (b) any and all indebtedness and obligations which may at any time be owing by any Loan Party to CITBC howsoever arising, under any Loan Document, whether now in existence or incurred from time to time hereafter, whether secured by pledge, lien upon or security interest in any Loan Party's assets or property or the assets or property of any other person, firm, entity or corporation; in each case, irrespective of whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, and irrespective of whether any Loan Party is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC: (a) under this Financing Agreement or under any other Loan Document now or hereafter entered into between any Loan Party and CITBC; (b) indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of any Loan Party's operation, premises or waste disposal practices or sites; (c) any Loan Party's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money issued under any Loan Document; (d) any Loan Party's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for their account pursuant to any Loan Document, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the a Loan Party's account and benefit.

         OPERATING LEASES shall mean all leases of property by any Loan Party (whether real, personal or mixed) other than Capital Leases.

         OTHER COLLATERAL shall mean, with respect to any Loan Party, all of that Loan Party's now owned and hereafter acquired deposits accounts maintained with any bank or financial institutions; all cash and other monies and property in the possession or control of CITBC; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.



                                      9 Amended and Restated Financing Agreement

         OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable travel, lodging and similar expenses of CITBC's personnel in inspecting and monitoring the Collateral from time to time hereunder reasonable local counsel fees, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees incurred pursuant to SECTION 10, PARAGRAPH 3 of this Financing Agreement.

         OVERADVANCE RATE shall mean a rate equal to the lesser of (i) the Maximum Legal Rate; and (ii) one-half of one percent (1/2%) per annum in excess of the applicable Contract Rate of interest determined for Chase Bank Rate Loans in accordance with SECTION 8, PARAGRAPH 1(a) of this Financing Agreement.

         PARENT shall mean collectively, Southwest Royalties Holdings, Inc. and Southwest Royalties, Inc.

         PATENTS shall mean with respect to any Loan Party, all of that Loan Party's present and hereafter acquired patents and/or patent rights of the Company and all cash and non-cash proceeds thereof.

         PERMITTED ENCUMBRANCES shall mean: (i) liens existing on the date hereof on specific items of Equipment and listed on SCHEDULE 1 hereto and other liens expressly permitted, or consented to, by CITBC; (ii) Purchase Money Liens;
(iii) Customarily Permitted Liens; (iv) liens granted CITBC by the Company; (v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000 (other than liens bonded or insured to the reasonable satisfaction of CITBC); (vi) liens securing Taxes not yet due and payable or which are being diligently contested in good faith by any Loan Party by appropriate proceedings and which liens are not (x) other than with respect to Real Estate, senior to the liens of CITBC; or (y) for Taxes due the United States of America; and (vii) liens securing the Subordinated Debt.

         PERMITTED INDEBTEDNESS shall mean: (i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (ii) the indebtedness secured by the Purchase Money Liens; (iii) Subordinated Debt; (iv) indebtedness arising under the Letters of Credit and this Financing Agreement; (v) deferred Taxes and other expenses incurred in the ordinary course of business; and (vi) other indebtedness existing on the date of execution of this Financing Agreement and listed in the proforma financial statement delivered to CITBC or the date hereof or otherwise disclosed to CITBC in writing.

         PLEDGE AGREEMENTS shall mean pledge agreements satisfactory in form and substance to CITBC, to be executed respectively by the Company and Gold Star Service Company, Inc.

         PREPAYMENT PREMIUM shall: (i) mean the amount due CITBC upon a voluntary prepayment of the Term Loan in whole or in part, prior to March 31, 2004; and (ii) be computed by multiplying the amount so prepaid by (x) three percent (3%) if the prepayment occurs on or before one (1) year after the Closing Date; (y) two percent (2%) if the prepayment occurs after one (1) year from the Closing Date but prior to two (2) years after the Closing Date; and (z) one percent (1%) if the prepayment occurs at any time thereafter.



                                     10 Amended and Restated Financing Agreement

         PUBLIC OFFERING shall mean an initial public offering of the common stock of the Company pursuant to a registration statement on Form S-1 (Reg. No. 333-33108) filed with the U. S. Securities and Exchange Commission.

         PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement by any Loan Party provided that (i) each such lien shall attach only to the property to be acquired; (ii) a description of the property so acquired is furnished to CITBC; and (iii) the debt incurred in connection with such acquisitions of Equipment by the Loan Parties shall not exceed in the aggregate $6,000,000 in any Fiscal Year.

         REAL ESTATE shall mean each Loan Party's fee and/or leasehold interests in the real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee.

         REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to SECTION 3 of this Financing Agreement.

         REVOLVING LOAN ACCOUNT shall have the meaning specified in SECTION 3, PARAGRAPH 6 hereof.

         SECURITY AGREEMENT shall mean a security agreement satisfactory in form and substance to CITBC, to be executed by each Guarantor.

         SECURITY DOCUMENTS shall mean the Pledge Agreements, Security Agreement, Deeds of Trust, and any other security agreement, pledge agreement, mortgage, deed of trust or other agreement or document, together with all related financing statements and stock powers, in form and substance satisfactory to CITBC and its legal counsel, executed and delivered by any individual or entity in connection with this Financing Agreement to create a lien or security interest in favor of CITBC on any of its real or personal property, as amended, supplemented or restated from time to time.

         STANDBY PREFERRED STOCK shall mean any shares of the Company's Series D Preferred Stock issued pursuant to the Subscription Agreement.

         STOCK shall mean all shares, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or non-voting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         STOCK ACQUISITION shall mean the Company's acquisition on the Closing Date of all of the issued and outstanding Stock of each of the Acquisition Subsidiaries pursuant to the Stock Acquisition Agreements.

         STOCK ACQUISITION AGREEMENTS shall mean (i) the Stock Purchase Agreement dated as of December 29, 1999, between the Company and the sellers named therein relating to the acquisition of the capital stock of Harrison Well Service, Inc., a Texas corporation; (ii) the Stock Purchase Agreement dated as of February 8, 2000, between the Company and Clyde R. Wilson, relating to the acquisition of Sundown Operating, Inc., d/b/a Sundown Well Service, a Texas corporation; (iii) the Stock Purchase Agreement dated as of February 20, 2000 between Rex Busby and Madie Walker, as the seller, relating to the acquisition of the capital stock of Eunice Well Servicing Co., Inc., a New Mexico corporation; (iv) the Stock Purchase Agreement dated as


                                     11 Amended and Restated Financing Agreement
of March 1, 2000 between the Company and Thomas A. Best and Pam Taylor, Trustee of the Best Children's Trust, as the sellers, relating to the acquisition of the capital stock of Turn Around Trucking, Inc., a Texas corporation; (v) the Acquisition Agreement dated as of March 14, 2000, between the Company and the stock sellers named therein relating to the acquisition of the capital stock of Gold Star Service Company, Inc., a New Mexico corporation, and all of the assets of Gold Star SWD, Ltd. Co., a New Mexico limited liability company.

         SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Loan Parties to CITBC (in form and substance satisfactory to CITBC).

         SUBORDINATING CREDITOR shall mean ENA CLO I Holding Company I L.P.

         SUBORDINATION AGREEMENT shall mean the agreement among the Company, a Subordinating Creditor (or its agent) and CITBC pursuant to which Subordinated Debt and all liens securing such Subordinated Debt are subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC and all liens in favor of CITBC (in form and substance satisfactory to CITBC).

         SUBSCRIPTION AGREEMENT means the Subscription Agreement dated as of June 1, 2000 between the Company and Enron North America Corp.

         SUBSIDIARY means any entity of which more than 50% of the Voting Stock is owned of record or beneficially, directly or indirectly, by another entity. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Company and a Subsidiary of any other Subsidiary of the Company.

         SURPLUS CASH shall mean for any Fiscal Year the sum of the following of the Company and its Subsidiaries calculated on a consolidated basis: (i) EBITDA; less (ii) the sum of: (a) Interest Expense; (b) non-financed Capital Expenditures; (c) the amount of principal repaid, or if not repaid, scheduled to be repaid, on the Term Loan, the Subordinated Debt, and Indebtedness secured by Permitted Encumbrances and Permitted Indebtedness of the type described in CLAUSE (VI) of the definition thereof; (d) the principal component of obligations in respect of Capital Leases repaid or, if not repaid, scheduled to be repaid; (e) all federal, state, and local income tax expenses due and payable by the Company and its Subsidiaries; and (f) all cash dividends permitted to be paid hereunder with respect to the Standby Preferred Stock, and paid.

         TANGIBLE NET WORTH shall mean the following on a consolidated basis for the Company and its Subsidiaries, determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company and its
Subsidiaries: consolidated shareholder's equity less the consolidated net book value of all assets that would be deemed "intangible" under GAAP.

         TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Loan Parties with respect to their respective business, operations, Collateral or otherwise.

         TERM LOAN PROMISSORY NOTE shall mean the promissory note in the form of EXHIBIT A hereto executed by the Company to evidence the Term Loan made by CITBC under SECTION 4 hereof.



                                     12 Amended and Restated Financing Agreement

         TERM LOAN shall mean a loan in the principal amount of $20,000,000 made by CITBC pursuant to, and repayable in accordance with, the provisions of
SECTION 4 of this Financing Agreement.

         TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of business.

         TRADEMARKS shall mean, with respect to any Loan Party, all of that Loan Party's present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

         UCC shall mean the Uniform Commercial Code as in effect from time to time in the state of Texas.

         VEHICLES shall mean with respect to any Loan Party, all of that Loan Party's present and hereafter acquired owned or leased crew cabs, pick-ups, vans, trucks, automobiles, tractors, trailers and other mobile equipment.

         VOTING STOCK means Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         WHOLLY-OWNED SUBSIDIARY means any Subsidiary listed on SCHEDULE 7.1, with respect to which 100% of the issued and outstanding shares of Voting Stock of such Subsidiary is owned by the Company or another Subsidiary.

         WORKING CAPITAL shall mean the excess of Current Assets over Current Liabilities.

         WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.  CONDITIONS PRECEDENT

         The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

         (a) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Loan Parties.

         (b) CASUALTY INSURANCE - CITBC shall have received evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in SECTION 7, PARAGRAPH 5(a) of this Financing Agreement.

         (c) MORTGAGES/DEEDS OF TRUST - The applicable Loan Parties shall have executed and delivered to either CITBC or an agent of CITBC or of a title insurance company acceptable to CITBC such mortgages and deeds of trust as CITBC may reasonably require to obtain following recording thereof, valid, fully perfected, first liens on the Real Estate, subject to the Permitted Encumbrances.

         (d) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a valid, exclusive, fully perfected security interest in the


                                     13 Amended and Restated Financing Agreement

Collateral with respect to which a security interest may be perfected by a filing under the UCC, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all Taxes or other expenses related to such filings have been paid in full.

         (e) SUBSIDIARY GUARANTY - The Guarantors shall have executed and delivered to CITBC the Guaranty Agreement guaranteeing all present and future Obligations.

         (f) SUBSIDIARY SECURITY AGREEMENT - the Subsidiaries shall have executed and delivered to CITBC the Security Agreement, securing the payment and performance of the Obligations.

         (g) OPINIONS - With respect to the Loan Documents, legal counsel for the Company and the Guarantors shall have delivered to CITBC opinions in form and substance satisfactory to CITBC and its counsel. In addition and with respect to the Subordination Agreement, legal counsel to the Subordinating Creditor shall have delivered to CITBC opinions in form and substance satisfactory to CITBC and its counsel.

         (h) PLEDGE AGREEMENT - The Company and Gold Star Service Company, Inc. shall (a) each execute and deliver to CITBC a Pledge Agreement pledging to CITBC as additional collateral for the Obligations all of the issued and outstanding Stock of all Subsidiaries owned by it; and (b) deliver to CITBC the stock certificates evidencing such Stock together with duly executed stock powers with respect thereto.

         (i) ADDITIONAL DOCUMENTS - The Loan Parties shall have executed and delivered to CITBC all Loan Documents necessary to consummate the lending arrangement contemplated between the Loan Parties and CITBC.

         (j) PUBLIC OFFERING - The Public Offering shall have been completed and the Company shall have received in one or more wire transfers, and contributed to its equity capital, not less than $49,500,000 as cash proceeds thereof and/or pursuant to the issuance and sale of Standby Preferred Stock pursuant to the Subscription Agreement, all to the reasonable satisfaction of CITBC.

         (k) SUBORDINATION AGREEMENT - The Subordinating Creditor shall have executed and delivered to CITBC a Subordination Agreement, in form and substance satisfactory to CITBC, subordinating the debt due the Subordinating Creditor by the Company to the prior payment and satisfaction of the Obligations of the Company to CITBC and subordinating any liens securing the Subordinated Debt to liens in favor of CITBC.

         (l) AMENDED SUBORDINATED DEBT DOCUMENTS - The Company and Subordinating Creditor shall have executed, and provided CITBC evidence of, an amendment to the Subordinated Debt documents in form and substance acceptable to CITBC.

         (m) BOARD RESOLUTIONS - CITBC shall have received a copy of the resolutions of the Board of Directors of each of the Company and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement and the other Loan Documents to which it is a party;
(ii) in the case of the Company, the Public Offering; (iii) in the case of the Company, the Acquisitions; and (iv) any related agreements, in each case certified by the Secretary or Assistant Secretary of each Loan Party as of the date hereof, together with a certificate of the Secretary of such Loan Party as to the incumbency and signature of the officers of such Loan Party executing such agreements and any certificate or other documents to be


                                     14 Amended and Restated Financing Agreement
delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (n) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Articles or Certificate of Incorporation of each Loan Party certified by the Secretary of State of the state of its incorporation; and (ii) a copy of the By-Laws (as amended through the date hereof) of each Loan Party certified by the Secretary or Assistant Secretary thereof.

         (o) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of each Loan Party, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof (except to the extent any representations and warranties speak to a specific date); (ii) the Loan Party is in compliance with all of the terms and provisions set forth in the Loan Documents; and (iii) no Default or Event of Default has occurred.

         (p) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, profits, operations or assets of the Company shall have occurred.

         (q) ACQUISITIONS - The Company shall have fully consummated the Acquisitions, and the Company shall have delivered or made available to CITBC or its counsel, and CITBC shall be satisfied with, the documents governing the Acquisitions, including, without limitation, the purchase agreements, all other purchase and sale documentation, covenants not to compete, indemnities provided to the Company by the seller. In addition, the Acquisitions shall have been lawfully consummated without a waiver of any material terms and conditions with respect thereto and the Company shall have acquired good and indefeasible title, free and clear of all liens, claims and encumbrances to the Stock or assets covered thereby. In addition, all opinions delivered in connection with the Acquisitions (including, without limitation, opinions delivered by counsel to the Loan Parties) shall either be addressed to CITBC, or CITBC shall have received a letter from the applicable counsels permitting CITBC to rely on such opinions as though they were addressed to CITBC.

         (r) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement and as of the date of any Loan hereunder, there shall be no
(x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government arising out of, or related to, the Public Offering, the Acquisitions, or this Financing Agreement,
(y) injunction, writ or restraining order restraining or prohibiting the Public Offering, the Acquisitions, or the consummation of the financing arrangements contemplated under this Financing Agreement or (z) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the Company's business, operation, assets, financial condition or Collateral.

         (s) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

         (t) EXAMINATION AND VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Loan Parties which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of $9,500,000, all as more fully required


                                     15 Amended and Restated Financing Agreement
by the CITBC Commitment Letter. It is understood that such requirement contemplates that all debts, obligations and payables are current.

         (u) CASH BUDGET PROJECTIONS - CITBC shall have received, reviewed and be satisfied with a 12 month cash budget projection prepared by the Company in the form provided by CITBC.

         (v) DEPOSITORY ACCOUNTS - The Loan Parties shall have established a system of bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to CITBC in all respects.

         (w) EXISTING SENIOR DEBT - The Existing Senior Debt shall have been duly purchased by CITBC, and assigned, together with all liens and security interests relating thereto, to CITBC.

         (x) CERTIFICATES OF TITLE - Holding Company and the Loan Parties shall have executed and delivered to CITBC all documents that at this time can be executed to enable CITBC to perfect its security interest in the Vehicles in which a security interest is perfected by notation thereof on a certificate of title.

         (y) GOOD STANDING AND AUTHORITY - CITBC shall have received, with respect to the Company and each Subsidiary, certificates of the Secretaries of State or other appropriate governmental authorities, to the effect that the Company and each Subsidiary is in good standing with respect to the payment of franchise and similar Taxes, and is duly qualified to transact business in its jurisdiction or organization and in each jurisdiction where the nature and extent of their business and properties require due qualification and good standing (each of which jurisdictions is identified on SCHEDULE 2).

         (z) TERM LOAN PROMISSORY NOTE - CITBC shall have received the Term Loan Promissory Note executed by the Company payable to the order of CITBC, as contemplated in SECTION 4, PARAGRAPH 1.

         (AA) LIEN RELEASE - Payoff letters or other evidence of payoff amounts in form and substance reasonably acceptable to CITBC relating to the payoff of all Debt of the Company and any Subsidiary (other than Permitted Debt) or duly executed releases or assignments of Liens and financing statements in recordable form as may be requested by CITBC.

         (BB) CONSENTS, FILINGS, ETC. - Evidence satisfactory to CITBC and its counsel that the Company and each Subsidiary shall have received all approval, authorizations, consents, and waivers necessary or appropriate for the execution, delivery, and performance by the Company and any Subsidiary of the Loan Documents and all documents relating to the Public Offering and Acquisitions, including, without limitation, (i) all such approvals, authorizations, consents, and waivers disclosed in the Loan Documents or the documents relating to the Public Offering and Acquisition; and (ii) all filings, consents, or approvals necessary to enter into the Loan Documents or consummate the Public Offering and Acquisitions, or any other transactions contemplated by the Loan Documents, as applicable.

         (CC) PAYMENT OF FEES AND CLOSING FEES - The Company shall have paid to CITBC (i) all fees to be received by CITBC pursuant to this Financing Agreement or any other Loan Document; and (ii) an amount equal to the estimated costs and out-of-pocket expenses of Lender's counsel incurred in connection with the preparation, execution, and delivery of the Loan Document and the consummation of the transactions contemplated thereby.



                                     16 Amended and Restated Financing Agreement

         (DD) STANDBY PREFERRED STOCK SIDE LETTER - Enron North America Corp. shall have executed and delivered to CITBC that certain letter agreement addressing certain understandings related to the Standby Preferred Stock, in form and substance acceptable to CITBC and its counsel.

         Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing. If the foregoing Conditions Precedent have not been satisfied on or before July 31, 2000, all obligations of CITBC under this Financing Agreement shall terminate and be of no further force or effect.

SECTION 3.  REVOLVING LOANS

         1. CITBC agrees, subject to the terms and conditions of this Financing Agreement, from time to time, and within (x) the Availability; and (y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts not to exceed the lesser of (a) the Availability; and (b) the Line of Credit. Each request shall constitute, unless otherwise disclosed in writing to CITBC, a representation and warranty by the Company that (i) after giving effect to the requested advance, no Default or Event of Default has occurred; and (ii) such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of CITBC no later than 11:00 a.m., Dallas, Texas time, of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered Overadvances and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

         2. In furtherance of the continuing assignment and security interest in the Loan Parties' Accounts, upon the creation of Accounts, the Company will, and will cause each other Loan Party to, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request, the Company shall provide, and cause each other Loan Party to provide, CITBC with copies of agreements with, or purchase orders from, its customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein or otherwise in favor of CITBC. The Company authorizes, and shall cause each other Loan Party to authorize, CITBC to regard their printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of its authorized officers or agents.

         3. The Company represents and warrants for itself and each other Loan Party, that: (a) each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Loan Party in the ordinary course of its business; (b) the goods and Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the respective Loan Party and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing Eligible Accounts Receivable are in the name of the respective Loan Party; and the customers have accepted the related goods or services, owe and are obligated to pay the full amounts stated in the invoices according


                                     17 Amended and Restated Financing Agreement
to their terms, without material dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the respective Loan Party has complied with the notification requirements of PARAGRAPH 5 of this SECTION 3; (d) any and all Taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Loan Party as set forth in SECTION 7, PARAGRAPH 6; (e) that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on its business or the ability of the Loan Party to enforce collection of Accounts due from its customers residing in that state.

         4. Until CITBC has advised any Loan Party to the contrary after the occurrence and during the continuance of an Event of Default, the Company shall, and shall cause each other Loan Party to, enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Loan Party's expense; such privilege shall terminate automatically upon the institution by or against Loan Party of any proceeding under Debtor Laws or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction. Any checks, cash, notes or other instruments or property received by the Loan Party with respect to any Accounts shall be held by the Loan Party in trust for CITBC, separate from the Loan Party's own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the special depository accounts in CITBC's name designated by CITBC for such purposes (the "DEPOSITORY ACCOUNTS"). All amounts received by CITBC in payment of Accounts ("COLLECTIONS") will be credited to the Revolving Loan Account and applied to reduce the outstanding Revolving Loans one (1) Business Day after CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. or on the next succeeding Business Day if received after 1:00 p.m. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

         5. The Company shall notify, and shall cause each other Loan Party to notify, CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company shall, and shall cause each other Loan Party to, issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, which returns and allowances may continue to be accepted until CITBC has notified the respective Loan Party that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction and on notice from CITBC, the Company shall, and shall cause each other Loan Party to, set aside all returned, reclaimed or repossessed merchandise or goods, marked with CITBC's name and held for CITBC's account as owner and assignee.

         6. CITBC shall maintain a separate account on its books in the Company's name (the "REVOLVING LOAN ACCOUNT") in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to


                                     18 Amended and Restated Financing Agreement
payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

         7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

         8. If the sum of (i) the outstanding balance of Revolving Loans; plus
(ii) outstanding balance of Letters of Credit exceeds (x) the maximum amount thereof available under SECTIONS 3 AND 5 hereof; or (y) the Line of Credit (herein the amount of any such excess shall be referred to as the "EXCESS") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.

SECTION 4.  TERM LOAN

         1. The Company hereby agrees to execute and deliver to CITBC the Term Loan Promissory Note, in the form of EXHIBIT A attached hereto, to evidence the Term Loan to be extended by CITBC.

         2. Upon receipt of such Term Loan Promissory Note, CITBC hereby agrees to extend to the Company the Term Loan in the principal amount of $20,000,000.

         3. The principal amount of the Term Loan shall be repaid to CITBC by the Company by: (i) forty-four (44) equal monthly principal installments of $303,030 each; and (ii) one (1) final installment of all remaining unpaid principal, together with all accrued and unpaid interest on March 31, 2004. The first installment shall be due and payable on the sixtieth (60th) day following the Closing Date and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full.

         4. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Company for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note or this Financing Agreement.

         5. The Company may prepay at any time, at its option, in whole or in part, the Term Loan, provided that on each such prepayment, the Company shall pay: (i) accrued interest on the principal so prepaid to the date of such prepayment; and (ii) the Prepayment Premium, if any.

         6. In the event the Company has Surplus Cash in any Fiscal Year beginning with the Fiscal Year ending December 31, 2000, then on or before the March 31 of the next succeeding Fiscal Year, the Company must make a Mandatory Prepayment of the Term Loan by an amount equal to fifty percent (50%) of said Surplus Cash. No prepayment premium shall be due or payable with respect to any Mandatory Prepayment under this SECTION 4, PARAGRAPH 6.

         7. Each prepayment shall be applied to the then last maturing installments of principal of the Term Loan.



                                     19 Amended and Restated Financing Agreement

         8. The Company hereby authorizes CITBC to charge its Revolving Loan Account with the amount of all amounts due under this SECTION 4 as such amounts become due; provided, however, that such authorization shall not constitute CITBC's obligation or commitment to make such charges.

SECTION 5.  LETTERS OF CREDIT

         In order to assist the Company in establishing or opening standby Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

         1. Within the Line of Credit and Availability, CITBC shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed the Letter of Credit Sub-Line in the aggregate outstanding at any one time. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to CITBC in its reasonable business judgment. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with the Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

         2. CITBC shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of (a) payment by CITBC under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in SECTION 8, PARAGRAPH 1(a) of this Financing Agreement.

         3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence, unlawful acts or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence, unlawful acts or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's account.

         4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or


                                     20 Amended and Restated Financing Agreement
failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral.

         5. The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC in any resulting liability to the Company. In furtherance thereof, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

         6. Without CITBC's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to (i) clear and resolve any questions of non-compliance of documents; or (ii) give any instructions as to acceptances or rejection of any documents or goods.

         7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic Legal Requirements in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the Legal Requirements of the countries in which the shipments originate and terminate, and are not prohibited by any such Legal Requirements. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any Legal Requirements where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

         8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.



                                     21 Amended and Restated Financing Agreement

SECTION 6.  COLLATERAL

         1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing security interest and general lien upon its:

         (a) Inventory;

         (b) Equipment (other than Equipment subject to validly perfected, enforceable, first priority Purchase Money Liens);

         (c) Accounts;

         (d) Documents of Title;

         (e) Investment Property;

         (f) General Intangibles;

         (g) Real Estate; and

         (h) Other Collateral.

         2. The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

         (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all Vehicles, dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

         3. The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until CITBC has given the Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, for cash or on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with SECTION 3, PARAGRAPH 4 of this Financing Agreement. CITBC shall have the right to


                                     22 Amended and Restated Financing Agreement
withdraw this permission at any time upon the occurrence and during the continuation of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without CITBC's prior written approval. Cash sales or sales of Inventory not in the ordinary course of business in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding the foregoing, the Company may make cash sales of Inventory, and any Equipment that becomes Inventory, provided that (i) the aggregate amount thereof for the Company during any Fiscal Year does not exceed $100,000 for such Fiscal Year and as to any Equipment that becomes Inventory, dispose thereof pursuant to PARAGRAPH 4 below; and (ii) the proceeds of such sales are turned over to CITBC by deposit in the Depository Accounts.

         4. The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless the Company first obtains the prior written approval of CITBC, provided that the Company, as lessor, may enter into short-term leases of the Equipment from time to time in the ordinary course of business, and the Company may sell Equipment in each Fiscal Year having an aggregate book value of up to $500,000. Any other sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of CITBC and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary and in addition to the dispositions of Equipment permitted pursuant to the proviso to the second sentence of this PARAGRAPH 4, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that
(a) the then book value of the Equipment so disposed of does not exceed $100,000 in the aggregate in any Fiscal Year; and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence and during the continuance of an Event of Default which is not cured within any applicable grace period or waived.



                                     23 Amended and Restated Financing Agreement

         5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

         7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Revolving Loan Account of the Company when due.

         8. This Financing Agreement and the obligation of the Company to perform all of its covenants and obligations hereunder are further secured by a mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

         9. The Company shall give to CITBC from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CITBC shall require to obtain a valid first lien thereon subject only to Permitted Encumbrances.

         10. The Company shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles and Stock of the Company and any and all of its subsidiaries as CITBC shall require to obtain valid, exclusive, fully perfected security interests and liens thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         1. The Company hereby warrants and represents for itself, and each of the other Loan Parties, that:

         (a) On the date of each requested advance hereunder, and after giving effect to the transactions contemplated by the Loan Documents, Public Offering, and the Acquisitions, and the incurrence of any Indebtedness permitted herein:

                  (i) the fair value of each Loan Party's assets exceeds the book value of its liabilities;

                  (ii) each Loan Party is generally able to pay its debts as they become due and payable; and



                                     24 Amended and Restated Financing Agreement

                  (iii) each Loan Party does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances.

         (b) Except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute valid, exclusive, fully perfected security interests on the Collateral in favor of CITBC.

         (c) Except for the Permitted Encumbrances, each Loan Party is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others.

         (d) Each Loan Party will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances.

         (e) Each Loan Party will neither grant, nor create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of Permitted Encumbrances.

         (f) The Equipment of any Loan Party does not comprise a part of the Inventory of that Loan Party, except any such Equipment leased or sold as permitted in this Financing Agreement, and that the Equipment is and will only be used by the Loan Party in its business and will not be held for sale or lease, used in or located in any states other than Texas, New Mexico, Oklahoma, or Louisiana, or otherwise disposed of by the Loan Party without the prior written approval of CITBC, except as otherwise permitted in SECTION 6, PARAGRAPH 4 of this Financing Agreement or in the Security Agreement.

         (g) After giving effect to the Stock Acquisition, each of the Acquisition Subsidiaries is a Wholly-Owned Subsidiary of the Company and all issued and outstanding Voting Stock of each of the Acquisition Subsidiaries is owned, beneficially and of record, by the party set forth on SCHEDULE 2.
SCHEDULE 2 attached hereto sets forth: (a) all of the Company's direct and indirect Subsidiaries; (b) all the Loan Parties; (c) every name or trade name used by each Loan Party during the five-year period before the date of this Financing Agreement; (d) every change of each Loan Party's name during the four-month period before the date of this Financing Agreement; (e) the principal place of business or chief executive office, and location of books and records, of each Loan Party; (f) the percentage of shares of outstanding capital stock (or similar voting interests) of each Subsidiary held by a Loan Party; (g) the Loan Party holding such stock (or similar voting interests); and (h) each Loan Party's Collateral locations. All of the outstanding shares of capital stock (or similar voting interests) of the Company's Subsidiaries will be as of the Closing Date (a) duly authorized, validly issued, fully paid, and nonassessable; and (b) owned of record and beneficially as described in that schedule, free and clear of any security interests and liens other than Permitted Encumbrances.

         (h) As of the Closing Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Company have been offered, issued, sold and delivered in compliance with all applicable Legal Requirements.

         (i) The Company will use all proceeds of each advance or loan hereof for one or more of the following: (a) to purchase the Existing Senior Debt existing as of the Closing Date in the approximate principal amount of $24,408,000; plus accrued and unpaid interest; (b) to refinance a portion of certain of the Loan Parties' other Indebtedness; (c) to finance, in part, the Acquisitions; (d) to redeem certain preferred stock;


                                     25 Amended and Restated Financing Agreement

(e) for working capital of Company and its Subsidiaries; and (f) for general corporate purposes of Company and its Subsidiaries. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any advance or loan will be used, directly or indirectly, for a purpose which violates any Legal Requirement, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         (j) No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or other entity under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents, or consummation of the Public Offering, or the Acquisitions, except (i) as shall have been obtained on or prior to, or will become effective concurrently with, the Closing Date; (ii) the filing of UCC-1 and UCC-3 financing statements and the recordation of the Deeds of Trust; or (iii) routine corporate filings after the Closing Date.

         (k) The Company has (or will have upon consummation thereof) all necessary consents and approvals of any individual entity or Governmental Authority required to be obtained in order to effect the Public Offering, or the Acquisitions and any other asset transfer, change of control, merger, or consolidation permitted by the Loan Documents.

         (l) There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Loan Party relating to the Public Offering or the Acquisitions, the transactions evidenced by the Loan Documents, or which could reasonably be expected to have a material adverse effect on the business or operation of the Company and its Subsidiaries taken as a whole, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Loan Party that could reasonably be expected to have a material adverse effect.

         (m) No Default or Event of Default exists or will arise as a result of the execution delivery, and performance of the Loan Documents, of any borrowing hereunder, or the consummation of the Public Offering or the Acquisitions.

         (n) The Asset Acquisition Agreement and the Stock Acquisition Agreements have been executed and delivered by all parties thereto and represent the valid and binding agreement of the parties thereto, enforceable against the parties thereto in all material respects in accordance with its terms (except as enforceability may be limited by Debtor Laws). On and as of the Closing Date to the best knowledge of the Company:

                  (i) The execution and delivery by each individual or entity party thereto (or their predecessors in interest) of the Asset Acquisition Agreement and the Stock Acquisition Agreements and the performance of their respective obligations thereunder: (1) are within the corporate or organizational power of such entity (or its predecessors in interest), (2) have been duly authorized by all necessary corporate, partnership, or limited liability company action on the part of such company (or its predecessors in interest), (3) require no action by, or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date, (4) do not violate any provision of their charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents, (5) do not violate any Legal Requirements applicable to it, (6) do not violate any material agreements to which it is (or its predecessors in interest are) a party, (7) do not result in the creation or imposition of any lien or security interest on any asset


                                     26 Amended and Restated Financing Agreement
of any Company or their predecessors in interest (other than Permitted Encumbrances), and (8) immediately prior to, and after giving pro forma effect thereto, no Default or Event of Default exists or arises under the Loan Documents;

                  (ii) The Company and Acquisition Subsidiaries (or their predecessors in interest) have obtained all necessary consents and approvals of any entity or Governmental Authority required to be obtained in order to effectuate the Public Offering and the Acquisitions and the transactions contemplated thereby;

                  (iii) All conditions precedent to the parties' obligations to consummate such Acquisitions have been satisfied; and

                  (iv) The Acquisitions shall have been consummated.

         (o) With respect to the Existing Senior Debt being purchased with a portion of the proceeds of the initial advance:

                  (i) As of the Closing Date, the outstanding principal balance under and accrued interest on the Existing Senior Debt will be $24,408,000;

                  (ii) To the best knowledge of the Company, Holding Company, is the owner of the Existing Senior Debt, and all promissory notes related thereto, or evidencing the same, and has not transferred, assigned, or pledged to any third party any interest therein or in the liens and security interests securing the same; and

                  (iii) Company has no defenses, set-offs or counterclaims with respect to the Senior Existing Debt, and it is valid, binding, and enforceable in accordance with its terms, except as limited by Debtor Laws and general principles of equity.

         2. The Company shall, and shall cause each of the other Loan Parties to: (a) maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require; (b) permit CITBC or its agents access upon their premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto; (c) afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC, including, without limitation, the States of Texas, New Mexico, Louisiana, and Oklahoma, and at which CITBC has filed financing statements or otherwise fully perfected its liens thereon; and (d) advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

         3.       [LEFT INTENTIONALLY BLANK.]

         4. The Company shall, and shall cause each of the other Loan Parties to: (a) comply with all Legal Requirements in order to grant to CITBC valid, exclusive, fully perfected security interests in the Collateral, subject only to the Permitted Encumbrances; (b) do whatever CITBC may reasonably request, from time to time, by way of: (i) filing notices of liens; (ii) financing statements, amendments, renewals and continuations thereof; (iii) cooperating with CITBC's custodians; (iv) keeping stock records; (v) transferring proceeds of Collateral to CITBC's possession; and (vi) performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement. CITBC is hereby authorized to file any


                                     27 Amended and Restated Financing Agreement
financing statements covering the Collateral whether or not the Company's or Subsidiaries' signature appears thereon.

         5. (a) The Company shall, and shall cause each of the other Loan Parties to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. Certificates of insurance, (premium prepaid, with the loss payable endorsement in CITBC's favor), are to be delivered to CITBC on or before the Closing Date and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. If such insurance is not maintained, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Loan Party, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) (i) In the event of any loss or damage by fire or other casualty, insurance proceeds for such damage or other casualty (the "INSURANCE PROCEEDS") relating to Inventory shall first reduce the Revolving Loan, then the Term Loan;

                  (ii) In the event any part of the Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds are less than or equal to $250,000, CITBC shall promptly apply such Insurance Proceeds to reduce the outstanding balance in the Revolving Loan Account.

                  (iii) As long as an Event of Default has not occurred (which, if it has occurred, has not been cured to CITBC's satisfaction), and the Insurance Proceeds are in excess of $250,000, the Loan Party may elect (by delivering written notice to CITBC) to replace, repair or restore Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Loan Party does not, or cannot, elect to use the Insurance Proceeds as set forth above, CITBC may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

                  (iv) If the Loan Party elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default; (a) Insurance Proceeds of insurance on Equipment and/or Real Estate in excess of $250,000 will be applied to the reduction of the Revolving Loans; and
         (b) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in CLAUSE (a) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and



                                     28 Amended and Restated Financing Agreement
         disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, the Loan Party shall provide CITBC with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Loan Party shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Loan Party (herein, collectively, the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

                  (v) The Company agrees to pay any reasonable costs, fees or expenses which CITBC may reasonably incur in connection herewith.

         6. The Company shall, and shall cause each of the other Loan Parties to, pay, when due, all Taxes lawfully levied or assessed upon the Loan Party or the Collateral. CITBC may pay such Taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand if: (i) such Taxes remain unpaid after the date fixed for the payment thereof unless such Taxes are being diligently contested in good faith by appropriate proceedings; or (ii) if any lien shall be claimed thereunder for Taxes due the United States of America or which, in CITBC's opinion, might create a valid obligation having priority over the rights granted to CITBC in the Loan Documents.

         7. The Company shall, and shall cause each of the other Loan Parties to: (a) comply with all Legal Requirements in which the failure to comply would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of its business; provided that such acts, rules, regulations, orders and directions of such bodies or officials may be contested in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; and (b) comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, in which the failure to comply would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of its business;
(c) indemnify CITBC and defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur, INCLUDING ANY OF THE FOREGOING ARISING FROM CITBC'S ORDINARY OR CONTRIBUTORY NEGLIGENCE, IT BEING THE INTENTION OF THE PARTIES THAT CITBC SHALL BE INDEMNIFIED FOR ITS ORDINARY, SOLE, OR CONTRIBUTORY NEGLIGENCE (but excluding its gross negligence, unlawful acts, or willful misconduct) other than as a result of actions of CITBC) in connection with: (i) any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of any Loan Party's real property; or (ii) any claim or expense which results from any Loan Party's operations (including, but not limited to, any Loan Party's off-site disposal practices). This indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. Prior to the termination of this Financing Agreement, CITBC may establish such reasonable Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

         8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to
CITBC:


                                     29 Amended and Restated Financing Agreement

         (a) Within ninety (90) days after the end of each Fiscal Year of the Company, a copy of the form 10-K (including all financial statements contained therein) filed by the Company as of the end of and for such Fiscal Year then ended, together with an Consolidated Balance Sheet, together with statements of profit and loss, cash flow and reconciliation of surplus of the Company and all Subsidiaries, audited by independent public accountants selected by the Company and satisfactory to CITBC, for such year, and an unaudited Consolidating Balance Sheet as at the close of such year;

         (b) Within forty-five (45) days after the end of each Fiscal Quarter of the Company, a copy of the form 10-Q (including all financial statements contained therein) filed by the Company as of the end of and for such Fiscal Quarter then ended, together with a Consolidated Balance Sheet and Consolidating Balance Sheet (if not included in the 10-Q) as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all Subsidiaries of each, certified by an authorized financial or accounting officer of the Company;

         (c) Within thirty (30) days after the end of each month, a Consolidated Balance Sheet as at the end of such period and consolidated statements of profit and loss, cash flow and surplus of the Company and all Subsidiaries for such period, certified by an authorized financial or accounting officer of the Company;

         (d) Within fifteen (15) days after the end of each month, a month-end aging of all Trade Accounts Receivable of each Loan Party and accounts payable by each Loan Party;

         (e) As soon as available, one copy of each (if any) financial statement, report, notice or proxy statement sent by the Company to its stockholders or other security holders generally, one copy of each (if any) regular, periodic or special report (including, without limitation, reports on forms 10-K, 10-Q and 8-K), registration statement or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency and one copy of each press release or other statement made by the Company to the public containing material developments relating to its business, operations or prospects;

         (f) from time to time, such further information regarding the business affairs and financial condition of the Company and/or any Subsidiary as CITBC may reasonably request, including without limitation (i) the accountant's management practice letter; and (ii) annual cash flow projections in form satisfactory to CITBC;

         (g) on or before each January 31, commencing January 31, 2001, a 12 month cash budget projection prepared by the Company in form and substance acceptable to CITBC; and

         (h) on or before each April 30, commencing April 30, 2001, annual appraisals of the Equipment by an independent appraiser approved by CITBC; PROVIDED, HOWEVER, that if the Company's utilization of its rig fleet is less than an average of 55% (based on a 55-hour utilization standard per week) for any Fiscal Quarter, CITBC may (at its option and sole discretion) require more frequent such appraisals of the Equipment at any time during the next three Fiscal Quarters.

         Each financial statement under (a) , (b) or (c) above which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments;


                                     30 Amended and Restated Financing Agreement

(ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to the financial statements provided in CLAUSE (a) or (b) above shall contain detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         9. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company shall not, nor will it permit any other Loan Party to, without the prior written consent of CITBC:

         (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

         (c) Borrow any money on the security of the Collateral from sources other than CITBC;

         (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement or a Security Document; or (ii) all or substantially all of its or their assets, which do not constitute Collateral;

         (e) merge or consolidate with any other person or entity except any merger or consolidation of a Subsidiary with or into a Wholly-Owned Subsidiary or into the Company;

         (f) Alter or modify its corporate name, principal place of business, structure (except as permitted in SUB-PARAGRAPH (e) above), status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted; except that a Loan Party may change its corporate name or address, provided that, (x) CITBC is given thirty (30) days prior written notice thereof, and (y) the Loan Party so changing its corporate name and address shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by CITBC (including, without limitation, any and all UCC financing statements) to confirm the continuation and preservation of all security interests and liens granted to CITBC hereunder;

         (g) Except for Permitted Indebtedness, assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (h) To declare or pay any dividend (excluding dividends solely payable in its Stock) of any kind on, or purchase, acquire, redeem or retire, any of its Stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except for the following:

                  (i) any Subsidiary may declare or pay any dividend of any kind on, or purchase, acquire, redeem, or retire, any of its Stock or equity interest, of any class whatsoever; whether now or hereafter outstanding;



                                     31 Amended and Restated Financing Agreement

                  (ii) the Company may declare and pay dividends on its Standby Preferred Stock, in accordance with the terms of the designation of the Standby Preferred Stock SO LONG AS at the time of such declaration and payment, no Default or Event of Default has occurred, or would occur after giving effect to such payment; and

                  (iii) the Company may redeem all or any portion of its Standby Preferred Stock SO LONG AS (a) at the time of such redemption no Default or Event of Default has occurred or would occur after giving effect to such redemption; and (b) such redemption is made solely from the proceeds of the issuance of the Company's common Stock.

         (i) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except investments by the Company in its Subsidiaries, and other advances, loans, or any investment in other persons or entities not exceeding $500,000 in the aggregate, or form or create any Subsidiary unless CITBC shall have received, in form and substance satisfactory to CITBC, such documents and instruments as it shall require to evidence the following: (i) a valid, exclusive, fully perfected pledge of all the Stock of such entity; (ii) an absolute and unconditional guaranty of the payment and performance of all the Obligations by the Subsidiary so formed or created; and
(iii) a valid, exclusive, fully perfected security interest and lien in favor CITBC in such Subsidiary's assets; and

         (j) Pay management, consulting or other similar fees to Parent, provided that (x) the aggregate amount of such fees during any Fiscal Year shall not exceed $100,000 and (y) no such fees shall be paid if a Default or Event of Default has occurred or would occur after giving effect to any such payment.

         (k) With respect to any Subsidiary, sell, assign or otherwise dispose of (a) any of its Stock; (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Stock; or (c) any option, warrant or other right to acquire any of its Stock, in each case to any person other than to the Company. All such Stock of the Subsidiaries, securities, options, warrants and other rights issued, sold, assigned or otherwise disposed of shall be, and shall continue to be, subject to a valid, exclusive, fully perfected security interest and lien in favor of CITBC security for the payment and performance of the Obligations.

         10. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall:

         (a) maintain at all times during the periods set forth below Tangible Net Worth of not less than the amount set forth below for the applicable period:

                  PERIOD                                      TANGIBLE NET WORTH

                  For the Fiscal Quarters ending
                  September 30, 2000 and December 31, 2000    $18,400,000
                  For the Fiscal Quarter ending
                  March 31, 2001                                     $19,300,000
                  For the Fiscal Quarter ending
                  June 30, 2001                               $20,300,000
                  For the Fiscal Quarter ending
                  September 30, 2001                          $21,700,000
                  For the Fiscal Quarter ending
                  December 31, 2001                           $22,900,000



                                     32 Amended and Restated Financing Agreement

                  For the Fiscal Quarter ending
                  March 31, 2002                              $24,000,000
                  For the Fiscal Quarter ending
                  June 30, 2002                               $25,200,000
                  For the Fiscal Quarter ending
                  September 30, 2002                          $26,400,000
                  For the Fiscal Quarter ending
                  December 31, 2002                           $27,600,000
                  For the Fiscal Quarter ending
                  March 31, 2003                              $28,800,000
                  For the Fiscal Quarter ending
                  June 30, 2003                               $29,900,000
                  For the Fiscal Quarter ending
                  September 30, 2003                          $30,400,000
                  For the Fiscal Quarter ending
                  December 31, 2003                           $30,900,000
                  For the Fiscal Quarter ending
                  March 31, 2004                                     $31,400,000
                  and thereafter

         (b) maintain at the end of each Fiscal Quarter during the periods set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

                  PERIOD                                  RATIO

                  For the Fiscal Quarter ending
                  September 30, 2000                      1.1 to 1.0
                  For the six-month period ending
                  December 31, 2000                       1.1 to 1.0
                  For the nine-month period ending
                  March 31, 2001                                   1.1 to 1.0
                  For the four Fiscal Quarters ending
                  June 30, 2001 and each four             1.1 to 1.0
                  Fiscal Quarters thereafter

         11. Without the prior written consent of CITBC, no Loan Party shall:
(a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Loan Party during any Fiscal Year would exceed $250,000.00;or (b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

         (a) $5,100,000 for the two (2) Fiscal Quarters ending December 31,
             2000;
         (b) $11,800,000 for the Fiscal Year ending December 31, 2001;
         (c) $10,000,000 for the Fiscal Year ending December 31, 2002;
         (d) $10,000,000 for the Fiscal Year ending December 31, 2003;
         (e) $2,500,000 for the Fiscal Quarter ending March 31, 2004, and for each Fiscal Year thereafter.


                                     33 Amended and Restated Financing Agreement

         12. The Company agrees to advise CITBC in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000 for (x) environmental clean-up; (y) environmental compliance; or (z) environmental testing and the impact of said expenses on the Company's Working Capital; and (b) any notices any Loan Party receives from any local, state or federal authority advising any Loan Party of any environmental liability (real or potential) stemming from any Loan Party's operations, its premises, its waste disposal practices, or waste disposal sites used by any Loan Party and to provide CITBC with copies of all such notices if so required.

         13. Except as permitted by SECTION 7, PARAGRAPH 9(g) or (i), without the prior written consent of CITBC, the Company shall not, nor will it permit any other Loan Party to, enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with an affiliate of the Company that is not a Guarantor, other than transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than could be obtained in an arm's-length transaction with a person or entity that was not its affiliate.

         14. The Company shall, and shall cause each other Loan Party to, take all action reasonably necessary to assure that their computer-based systems are able to effectively process date-sensitive data functions. The Company represents and warrants that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving certain dates subsequent to December 31, 1999) will not result in a material adverse effect on the Company's and its Subsidiaries' business, assets or operations, taken as a whole. The Company reasonably anticipates that all computer applications which are material to the business of the Company and its Subsidiaries' will, on a timely basis, be able to properly perform date-sensitive functions for all dates on and after January 1, 2000. Upon CITBC's request from time to time, the Company shall provide to CITBC assurances that the Company's and its Subsidiaries' computer systems and software are or will be Year 2000 compliant on a timely basis, all in form and substance reasonably satisfactory to CITBC.

SECTION 8.  INTEREST, FEES AND EXPENSES

         1(a) Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to the lesser of: (a) (i) for Chase Bank Rate Loans, the sum of one-half of one percent (.50%) plus the Chase Bank Rate per annum on the daily average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account during such month on balances other than Libor Loans, or (as applicable); (ii) for Libor Loans, the sum of three percent (3.0%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the daily average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account during such month; and (b) interest computed in accordance with the provisions of CLAUSE (a) but at the Maximum Legal Rate. In the event of any change in said Chase Bank Rate, the rate under CLAUSE (i) above shall change, as of the first of the month following any change, so as to remain one-half of one percent (.50 %) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year (unless such calculations would result in the interest on the Chase Bank Rate Loan exceeding the Maximum Legal Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days as the case may be). CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) Notwithstanding any provision to the contrary contained in this
SECTION 8, in the event that the sum of the outstanding balance of (i) Revolving Loans; and (ii) Letters of Credit exceeds the lesser of (x) the maximum amount thereof available under SECTIONS 3 AND 5 of this Financing Agreement; or (y) the Line of Credit: (A) as a result of Revolving Loans and/or Letters of Credit advanced by CITBC at the request of the Company (herein "REQUESTED OVERADVANCES"), for any one (1) or more days in any month hereafter;


                                     34 Amended and Restated Financing Agreement
or (B) for any other reason whatsoever (herein "OTHER OVERADVANCES") and such Other Overadvances continue for five (5) or more consecutive days in any month hereafter, the average net balance of all Revolving Loans owing by the Company to CITBC for such month shall bear interest at the Overadvance Rate. Upon and after the occurrence of an Event of Default and the giving of any required notice by CITBC in accordance with the provisions of SECTION 10, PARAGRAPH 2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

         2. Interest on the Term Loan shall be payable monthly on the first Business Day of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to the lesser of (a) the sum of (i) one and one-quarter percent (1.25%) plus the Chase Bank Rate per annum on balances other than Libor Loans; and (ii) the sum of three and three quarters percent (3.75%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balance of Term Loan owing by the Company to CITBC at the close of each day during such month; or (b) interest computed in accordance with CLAUSE (a) but at the Maximum Legal Rate. In the event of any change in said Chase Bank Rate, the rate under CLAUSE (i) above shall change, as of the first of the month following any change, so as to remain one and one-quarter percent (1.25%) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360 day year unless such calculation would result in the interest on the Chase Bank Rate Loans exceeding the Maximum Legal Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be). CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         3. The Company may request Libor Loans on the following terms and conditions:

         (a) The Company may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a Libor Loan as of the date of such loan; or (ii) to convert Chase Bank Rate Loans to Libor Loans, and may elect from time to time to convert Libor Loans to Chase Bank Rate Loans by giving CITBC at least three (3) Working Days' prior irrevocable notice of such election, provided that any such conversion of Libor Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Libor Period with respect thereto. Should the Company elect to convert Chase Bank Rate Loans to Libor Loans, it shall give CITBC at least three
(3) Working Days' prior irrevocable notice of such election. If the last day of an Libor Period with respect to a loan that is to be converted is not a Working Day, then such conversion shall be made on the next succeeding or Working Day, as the case may be, and during the period from such last day of an Libor Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans may be converted to Libor Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or a greater integral multiple of $1,000,000.

         (b) Any Libor Loans may be continued as such upon the expiration of an Libor Period, provided the Company so notifies CITBC, at least three (3) Working Days' prior to the expiration of said Libor Period, and provided further that no Libor Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Libor Period during which occurred such Default or Event of Default. Absent such notification, Libor Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Libor Period. Each notice of election, conversion or continuation furnished by the Company pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, CITBC (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable Libor market or source or otherwise "match fund" to fund Libor Loans, but any and all provisions


                                     35 Amended and Restated Financing Agreement
hereof relating to Libor Loans shall be deemed to apply as if CITBC (and any participant, if applicable) had purchased such deposits to fund any Libor Loans.

         (c) The Company may request a Libor Loan, convert any Chase Bank Rate Loan into a LIBOR Loan or continue any Libor Loan but only if: (i) the interest rate for such loan will not exceed the Maximum Rate; and (ii) provided there is then no Default or Event of Default in effect.

         4. If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a Libor Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Libor Period therefor.

         5. The Company may not have more than five (5) Libor Loans outstanding at any given time.

         6(a) Interest in respect of the Libor Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

         (b) CITBC shall, at the request of the Company, deliver to the Company a statement showing the quotations given by The Chase Manhattan Bank and the computations used in determining any interest rate pursuant to PARAGRAPHS 1 or 2 of SECTION 8 hereof.

         7. In the event that CITBC shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank Libor market, adequate and reasonable means do not exist for ascertaining Libor applicable for any Libor Period with respect to: (a) a proposed loan that the Company has requested be made as a Libor Loan; (b) a Libor Loan that will result from the requested conversion of a Chase Bank Rate Loan into a Libor Loan; or (c) the continuation of Libor Loans beyond the expiration of the then current Libor Period with respect thereto, CITBC shall forthwith give written notice of such determination to the Company at least one day prior to, as the case may be, the requested borrowing date for such Libor Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Libor Period. If such notice is given (i) any requested Libor Loan shall be made as a Chase Bank Rate Loan; (ii) any Chase Bank Rate Loan that was to have been converted to a Libor Loan shall be continued as a Chase Bank Rate Loan; and
(iii) any outstanding Libor Loan shall be converted, on the last day of then current Libor Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by CITBC, no further Libor Loan shall be made nor shall the Company have the right to convert a Chase Bank Rate Loan to a Libor Loan.

         8. If any payment on a Libor Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

         9. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CITBC to make or maintain Libor Loans as contemplated herein, the then outstanding Libor Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Company hereby agrees promptly to pay CITBC, upon demand, any additional amounts necessary to compensate CITBC for any costs incurred by CITBC making any conversion in accordance with this SECTION 8 including, but not limited to, any interest or fees payable by CITBC to lenders of funds obtained by CITBC in order to make or maintain Libor Loans hereunder.



                                     36 Amended and Restated Financing Agreement

         10. The Company agrees to indemnify and to hold CITBC harmless from any loss or expense which CITBC or such participant may sustain or incur as a consequence of: (a) Default by the Company in payment of the principal amount of or interest on any Libor Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CITBC or such participant to lenders of funds obtained by either of them in order to maintain the Libor Loans hereunder; (b) default by the Company in making a borrowing or conversion after the Company has given a notice in accordance with PARAGRAPH 3 of SECTION 8 hereof; (c) any prepayment of Libor Loans on a day which is not the last day of the Libor Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Company in making any prepayment after the Company had given notice to CITBC thereof. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CITBC's calculations thereof in reasonable detail, shall be conclusive on the Company in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to Libor Loans shall be made as though CITBC had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant Libor Period; provided, however, that CITBC may fund each of the Libor Loans in any manner CITBC sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CITBC shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Company (i) initially to the Chase Bank Rate Loans; and (ii) subsequently to Libor Loans; provided, however, (x) upon the occurrence and during the continuance of an Event of Default; or (y) in the event the aggregate amount of outstanding Libor Loans exceeds Availability or the applicable maximum levels set forth therefor, CITBC may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CITBC may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and CITBC shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

         11. Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "REGULATORY CHANGE" shall mean, with respect to CITBC, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to CITBC of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CITBC either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on Libor Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CITBC which includes Libor Loans; or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CITBC so elects by notice to the Company, the obligation of CITBC to make or continue, or to convert Chase Bank Rate Loans into Libor Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

         12. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-half percent (1.5%) per annum, payable monthly, in advance, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under such Letter of Credit.



                                     37 Amended and Restated Financing Agreement

         13. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

         14. The Company shall reimburse or pay CITBC, as the case may be, for:
(i) all Out-of-Pocket Expenses of CITBC; and (ii) any applicable Documentation Fee.

         15. Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed the Company shall pay CITBC the Line of Credit Fee.

         16. To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loan, Term Loan, and Letter of Credit Guaranty, the Company shall pay to CITBC a Loan Facility Fee payable upon execution of this Financing Agreement in the amount set forth in the Commitment Letter.

         17. Upon the date hereof and on each annual anniversary hereof the Company shall pay to CITBC the Administrative Management Fee, which shall be fully earned and not refundable or rebateable when due.

         18. The Company shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing (other than Out-of-Pocket Expenses) shall not be payable until the occurrence of an Event of Default if the Company is paying an Administrative Management Fee.

         19. In no event shall the rates of interest hereunder exceed the Maximum Legal Rate. In the event that the Contract Rate computed under this
SECTION 8 would exceed the Maximum Legal Rate, the rates of interest under this Financing Agreement for any such period shall be limited to the Maximum Legal Rate, but any subsequent reductions in the Contract Rate shall not reduce the rates of interest under the Financing Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the Contract Rate been charged at all times.

         20. The Company hereby authorizes CITBC to charge the Company's Revolving Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 9.  POWERS

         The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;



                                     38 Amended and Restated Financing Agreement

         (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

         (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

         (e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) AND (e) above may only be exercised during the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction. In addition, the powers set forth in (c) above will only be exercised in the name of the Company or a certified public accountant designated by CITBC prior to the occurrence of such Event of Default.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

         1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "EVENTS OF DEFAULT"):

         (a) cessation of the business of any Loan Party (except as permitted hereunder) or the calling of a meeting of the creditors of any Loan Party for purposes of compromising the debts and obligations of any Loan Party;

         (b) the failure of any Loan Party to generally meet debts as they mature;

         (c) the commencement by or against any Loan Party of any proceedings under any Debtor Laws, provided that in the event of any involuntary proceeding commenced against any Loan Party such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof;

         (d) breach by any Loan Party of any warranty, representation or covenant contained herein (other than those referred to in SUB-PARAGRAPH (e) below) or in any Loan Document or other written agreement between any Loan Party or CITBC, provided that such breach by any Loan Party of any of the warranties, representations or covenants referred in this CLAUSE (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of ten (10) days from the date of such breach;

         (e) any representation or warranty by any Loan Party is untrue or misleading in any material respect, or breach by any Loan Parties of any covenant contained in SECTION 3, PARAGRAPHS 3 (other than the third sentence of PARAGRAPH 3) and 4; SECTION 6, PARAGRAPHS 3 and 4 (other than the first sentence of PARAGRAPH 4); SECTION 7, PARAGRAPHS 1,5,6, 8 through 11;

         (f) failure of any Loan Parties to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to any Loan Party's Revolving Loan Account on the due date thereof;

         (g) any Loan Party shall (i) engage in any "prohibited transaction" as defined in ERISA; (ii) have any "accumulated funding deficiency" as defined in



                                     39 Amended and Restated Financing Agreement

ERISA; (iii) have any Reportable Event as defined in ERISA; (iv) terminate any Plan, as defined in ERISA; or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this SUB-PARAGRAPH (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence; and (y) could, in the reasonable opinion of CITBC, subject any Loan Party to any tax, penalty or other liability material to the business, operations or financial condition of any Loan Party;

         (h) without the prior written consent of CITBC, the Company shall (x) amend or modify the Subordinated Debt except as provided or permitted in the Subordination Agreement, (y) make any payment on account of the Subordinated Debt except as permitted in the Subordination Agreement, or (z) or modify the Certificate of Designations, Preferences and Rights of Series D Cumulative Preferred Stock, a copy of which is attached to the Subscription Agreement, except to decrease the dividend rate or defer, reduce, forgive, or postpone any date for any dividend or redemption payment;

         (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt; or (y) any other Indebtedness of any Loan Party having a principal amount in excess of $250,000; or

         (j) The individuals who, as of the date of this Financing Agreement, constitute the members of the Company's board of directors (for purposes of this SUBPARAGRAPH, the "INCUMBENT BOARD") do not constitute or cease for any reason to constitute at least 66 2/3% of the Company's board of directors. For purposes of this SUBPARAGRAPH, any individual who becomes a member of the board of directors or comparable body or who obtains a voting interest after the date of this Financing Agreement and whose appointment to the board, or nomination for election, was (i) approved or ratified by a vote of the individuals comprising at least 50% of the then incumbent board; or (ii) who was appointed by the chairman of the board, shall thereafter be deemed to be a member of the incumbent board.

         2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans, advances and extensions of credit provided for in SECTIONS 3, 4, AND 5 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans, open Letters of Credit shall cease unless such Default or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, and at the option of CITBC upon the occurrence of and during an Event of Default: (i) CITBC may declare all Obligations shall become immediately due and payable, whereupon they shall be due and payable; (ii) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in SECTION 8 of this Financing Agreement provided that, with respect to this CLAUSE (II), (a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the event listed in PARAGRAPH 1(c) of this SECTION 10); and
(b) the Company has failed to cure the Event of Default within ten (10) days after (x) CITBC deposited such notice in the United States mail; or (y) the occurrence of the Event of Default listed in PARAGRAPH 1(c) of this SECTION 10; and (iii) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in PARAGRAPH 1(c) of this SECTION 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

         3. Immediately upon the occurrence, and during the continuance, of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies


                                     40 Amended and Restated Financing Agreement
or space at the Loan Parties' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of applicable Loan Party or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the applicable Loan Party or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company and other Loan Parties; (d) foreclose the security interests in the Collateral created herein by any available judicial procedure, or take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and enter any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the applicable Loan Party or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. Each Loan Party agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the applicable Loan Party or elsewhere and to make available to CITBC the premises and facilities of the applicable Loan Party for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Security Documents shall govern the rights and remedies of CITBC thereto.

SECTION 11.  TERMINATION

         Except as otherwise permitted herein, the Company or CITBC may voluntarily terminate this Financing Agreement and the Line of Credit only as of the Anniversary Date or, if this Financing Agreement is not terminated on the Anniversary Date, then March 31, 2004, and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement in compliance with SECTION 10, PARAGRAPH 2 upon the occurrence and continuance of an Event of Default, provided, however, that if the Event of Default is an event listed in PARAGRAPH 1(c) of SECTION 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from the Anniversary Date to March 31, 2004. Notwithstanding the foregoing, the Company may terminate this Financing Agreement, and the Line of Credit prior to the Anniversary Date, or if this Financing Agreement is not terminated on the Anniversary Date, prior to March 31, 2004, upon sixty


                                     41 Amended and Restated Financing Agreement

(60) days' prior written notice to CITBC, provided that the Company pays to CITBC immediately on demand, an Early Termination Fee and the Prepayment Premium, if applicable. All Obligations shall become due and payable as of any termination hereunder or under SECTION 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

         1. Each Loan Party waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission by any party to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         2. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         3. It is the intent of each Loan Party and CITBC to strictly conform to all applicable state and federal usury laws. All agreements between the Company and CITBC whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount (including, without limitation, any fee charged hereunder or the retention of any amount) contracted for, charged or received by CITBC for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Company is legally entitled to contract for, charge or collect under applicable state or federal law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document, at the time performance of such provision shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance CITBC shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest, and if such amount which would be excess interest exceeds the Obligations and all other non-interest indebtedness described above, then such additional amount shall be refunded to the Company. In determining whether or not all sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to CITBC, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Company and CITBC shall, to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit; (b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to CITBC; (c) exclude voluntary prepayments and the effect thereof; and (d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to CITBC throughout the entire contemplated term of the Obligations so that the interest rate is


                                     42 Amended and Restated Financing Agreement
uniform through the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Loan Parties and CITBC.

         4. If any provision of any Loan Document is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable Loan Document shall remain in full force and effect and shall not be affected or impaired by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable Loan Document a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         5. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF ANY LOAN DOCUMENT. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

         6. Except as otherwise provided in a Loan Document, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) at the time when hand delivered; (ii) the next Business Day if delivered by a nationally recognized overnight courier after the date of timely deposit guaranteed next-day delivery or if delivered by facsimile; or (iii) three (3) Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

         (a)      if to CITBC, at:

                  The CIT Group/Business Credit, Inc.
                  5420 LBJ Freeway
                  Suite 200
                  Dallas, Texas 75240

                  Attn: Regional Credit Manager
                  Fax No.: 972/455-1690

                  With a courtesy copy of any material notice to CITBC's counsel at:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas 75202
                  Attn: Jeffrey L. Curtis
                  Fax No.: 214/200-0720

         (b)      if to any Loan Party at:

                  Basic Energy Services, Inc.
                  406 North Big Spring
                  Midland, Texas 79701
                  Attn: Kenneth V. Huseman, President
                  Fax No.: 915/570-0437



                                     43 Amended and Restated Financing Agreement

                  With a courtesy copy of any material notice to the Company's counsel at:

                  Andrews & Kurth L.L.P.
                  600 Travis Street, Suite 4200
                  Houston, Texas 77002
                  Attn: Robert V. Jewell
                  Fax No.: 713/220-4265

         or to such other address as any party may designate for itself by like notice.

         7. UNLESS OTHERWISE STATED IN ANY LOAN DOCUMENT, THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THE LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED, SHALL NOT APPLY TO THE LOANS AND ADVANCES MADE HEREUNDER OR OTHERWISE.

         8. This Financing Agreement can be amended only by a writing signed by both the Company and CITBC. Each Loan Document shall bind and benefit the parties to it, and their respective successors and assigns. The Loan Documents are not intended to give or confer any rights to any person other than CITBC and the Loan Parties. No other parties are intended to be third party beneficiaries of the Loan Documents.

         9. Any Loan Document may be executed in a number of identical counterparts (including, at CITBC's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         10. CITBC hereby appoints itself Senior Agent as its nominee and agent to act in its name and on its behalf for purposes of entering into the Subordination Agreement, and any other Loan Documents in which CITBC purports to act in a nominee or agency capacity.

         11. The parties hereto agree that, after all conditions precedent set forth in SECTION 2 have been satisfied or waived: (a) the Obligations (as defined herein) represent, among other things, the amendment, extension, consolidation, and modification of the Existing Senior Debt; (b) this Financing Agreement is intended to, and does hereby, restate, consolidate, renew, extend, amend, modify, supersede, and replace the Existing Senior Debt in its entirety;
(c) the Line of Credit and the Term Loan amend, renew, extend, modify, replace, substitute for, and supersede in their entirety but do not extinguish, the Existing Senior Debt; (d) the entering into and performance of their respective obligations under this Financing Agreement and the transactions evidenced hereby do not constitute a novation; and (e) the security interests and liens securing payment and performance of the Existing Senior Debt shall extend to fully secure payment and performance of the Obligations, with the same priority.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             SIGNATURE PAGE FOLLOWS]




                                     44 Amended and Restated Financing Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Company a fully executed original for its files.


BASIC ENERGY SERVICES, INC.             THE CIT GROUP/BUSINESS CREDIT, INC.


By                                      By
     -------------------------------         ------------------------------
     Name:  Kenneth V. Huseman               Name: ________________________
     Title: President                        Title:   Vice President








                               SIGNATURE PAGE TO
                    AMENDED AND RESTATED FINANCING AGREEMENT

                                    EXHIBIT A

                            TERM LOAN PROMISSORY NOTE

                                 June ___, 2000

$20,000,000

FOR VALUE RECEIVED, the undersigned, BASIC ENERGY SERVICES, INC., a Delaware corporation (the "COMPANY"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (herein "CITBC"), at its office located at Dallas, Texas, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Million and No/100 Dollars ($20,000,000) in accordance with the terms and provisions of that certain Financing Agreement executed between the Company and CITBC, until this note is paid in full.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date, and at the interest rate specified in SECTION 8, PARAGRAPH 2 of the Financing Agreement. Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This note is the Term Loan Promissory Note referred to in the Financing Agreement, evidences the Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. This note incorporates by reference the principal and interest payment terms in the Financing Agreement, including, without limitation, the final maturity date. This Note also incorporates by reference all other provisions in the Financing Agreement applicable to this note, such as provisions for disbursement of principal, applicable interest rates before and after Default or Event of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorney's fees, courts costs, and other costs of collection, certain waivers by the Company, assurances and security, choice of Texas and United States Federal Law, usury savings, and other matters applicable to Loan Documents under the Financing Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.

                                          BASIC ENERGY SERVICES, INC.


                                          By
                                             -----------------------------------
                                              Name:  Kenneth V. Huseman,
                                              Title: President

                           SCHEDULE 1 - EXISTING LIENS

                                    Filing           Filing       Secured
Location          Debtor            Number           Date         Party         Collateral






          SCHEDULE 2 - COLLATERAL LOCATIONS AND CHIEF EXECUTIVE OFFICES

                          COMPANY AND SUBSIDIARY TABLE


------------------------------------------------------------------------------------------------------------------------------------
       NAME OF LOAN PARTY                      STATES IN WHICH                              NAME CHANGES IN                 % OWNED
    AND PLACE OF BUSINESS OR      STATE OF        QUALIFIED        OTHER NAMES USED            THE PAST       % OWNED BY     BY A
     CHIEF EXECUTIVE OFFICE     INCORPORATION  TO DO BUSINESS     IN PAST FIVE YEARS         FOUR MONTHS     THE COMPANY  SUBSIDIARY
------------------------------------------------------------------------------------------------------------------------------------
Basic Energy Services, Inc.        Delaware       Oklahoma      Sierra Well Service, Inc.        N/A              N/A          N/A
406 North Big Spring                              New Mexico
Midland, Texas 79701                              Louisiana
------------------------------------------------------------------------------------------------------------------------------------
Turn Around Trucking, Inc.         Texas          Texas                   N/A                    N/A             100%          0%
406 North Big Spring
Midland, Texas 79701
------------------------------------------------------------------------------------------------------------------------------------
Sundown Operating, Inc.            Texas          Texas         Chemical Weed Control, Inc.      N/A             100%          0%
406 North Big Spring                                            1989 - 1999
Midland, Texas 79701
------------------------------------------------------------------------------------------------------------------------------------
Eunice Well Servicing Co., Inc.    Texas          Texas                   N/A                    N/A             100%          0%
406 North Big Spring                              New Mexico
Midland, Texas 79701
------------------------------------------------------------------------------------------------------------------------------------
Harrison Well Service, Inc.        Texas          Texas                   N/A                    N/A             100%          0%
406 North Big Spring
Midland, Texas 79701
------------------------------------------------------------------------------------------------------------------------------------
Gold Star Service Company, Inc.    New Mexico     New Mexico              N/A                    N/A             100%          0%
406 North Big Spring                              Texas
Midland, Texas 79701
------------------------------------------------------------------------------------------------------------------------------------
Kerby Brothers, Inc.               New Mexico     New Mexico              N/A                    N/A              0%          1000%
406 North Big Spring
Midland, Texas 79701
------------------------------------------------------------------------------------------------------------------------------------

Collateral Locations